Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement No. 333-204584 on Form S-3, and Registration Statement Nos. 333-43631, 333-88744, 333-149674, 333-161484, and 333-188398 on Form S-8 of our report dated September 20, 2016 relating to the consolidated financial statements of Community Health United Home Care, LLC and subsidiaries as of, and for the year ended, December 31, 2015, appearing in this Current Report on Form 8-K of Almost Family, Inc.

/s/ Deloitte & Touche LLP

Nashville, Tennessee

November 23, 2016